Exhibit 10.1

THIRD AMENDMENT TO THE

GUESS?, INC.

2004 EQUITY INCENTIVE PLAN

WHEREAS, Guess?, Inc. (the “Company”) maintains the Guess?, Inc. 2004 Equity Incentive Plan (as may be amended, restated and/or modified from time to time, the “Plan”);

WHEREAS, pursuant to Section 18 of the Plan, the Compensation Committee of the Board of Directors of the Company may amend the Plan at any time, subject to certain limitations;

WHEREAS, the Plan and certain forms of agreements related thereto, including the form Restricted Stock Agreement, Restricted Stock Unit Agreement, and Nonqualified Stock Option Agreement (collectively, the “Form Agreements”), do not clearly address the issuance of shares in book entry form or other uncertificated means and the rights, if any, the holders of such shares may have under the Plan; and

WHEREAS, the Company wishes to amend the Plan and the Form Agreements to permit the issuance of shares in book entry form and clarify the rights, if any, the holders of such shares have under the Plan;

NOW, THEREFORE, the Form Agreements, in substantially the forms attached hereto as Exhibits A, B and C are hereby adopted and approved, effective as of December 17, 2007; and

RESOLVED FURTHER, the Plan is hereby amended, effective as of December 17, 2007, as follows:

SECTION 8

STOCK OPTIONS

1.                                       Subsection 8(g) is amended in its entirety to read as follows:

“Rights as Shareholder.  A Participant shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of a Stock Option until shares of Common Stock (either in certificate or book entry form) shall have been issued to the Participant and, subject to Section 16(b), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.”

SECTION 8

RESTRICTED STOCK AWARDS

2.                                       Subsection 9(c) is amended in its entirety to read as follows:

“Evidence of Ownership.  At the time of grant, the Company shall, in its discretion, issue to each Participant receiving a Restricted Stock Award either: (i) a certificate or certificates in respect of such shares of Common Stock or (ii) uncertificated shares in book entry form. In either case, such shares shall be registered in the name of such Participant, and shall bear an appropriate legend or notation, as applicable, referring to the terms, conditions and restrictions applicable to such Award. The Committee may require that, as a condition of any Restricted Stock Award: (x) the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award and (y) shares evidencing such Restricted Stock Award (if in certificate form) be held in custody by the Company until the restrictions thereon have lapsed.”

SECTION 10

STOCK APPRECIATION RIGHTS

3.                                       Subsection 10(g) is amended in its entirety to read as follows:

“Rights as Shareholder.  A Participant shall have no rights as a shareholder with respect to any Stock Appreciation Right unless and until shares of Common Stock (either in certificate or book entry form) are issued to the Participant as payment upon exercise of such Stock Appreciation Right, and, subject to Section 16(b), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.”

SECTION 11

PERFORMANCE SHARE AWARDS

4.                                       Subsection 11(e) is amended in its entirety to read as follows:

“Rights as Shareholder.  Except as otherwise provided by the Committee in the applicable Award Agreement, a Participant shall have no rights as a shareholder with respect to a Performance Share Award until shares of Common Stock (either in certificate or book entry form) shall have been issued to the Participant following the conclusion of the Performance Period, and, subject to Section 16(b), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.”

SECTION 19

MISCELLANEOUS

5.                                       Subsection 19(g) is amended in its entirety to read as follows:

“Securities Law Restrictions.  The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such shares issued in certificate form, or a notation to be made on any such shares issued in book entry form, as applicable, to make appropriate reference to such restrictions. No Award shall be granted or shares of Common Stock shall be issued hereunder unless the Company shall have determined that such grant or issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.”

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment.

GUESS?, INC.
/s/ CARLOS ALBERINI

Name: Carlos Alberini
Title: President and C.O.O.

EXHIBIT A

Form of Restricted Stock Agreement

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of «GRANT_DATE» (the “Date of Grant”), is entered into by and between GUESS?, INC., a Delaware corporation (the “Company”), and «Name» (the “Grantee”).

RECITALS

WHEREAS, the Company maintains the Guess?, Inc. 2004 Equity Incentive Plan (the “Plan”).

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has determined to grant a restricted stock award (the “Award”) to the Grantee under the Plan in order to increase Grantee’s participation in the success of the Company;

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Definitions; Incorporation of Plan Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.  The Award and all rights of the Grantee under this Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of any conflict or inconsistency between the Plan and this Award Agreement, the Plan shall govern.

2.                                       Grant of Restricted Stock.  The Grantee shall be entitled to purchase «SHARES» restricted shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms and conditions of this Agreement (the “Restricted Stock”).

3.                                       Purchase Price.  The Grantee shall pay to the Company, in cash, an aggregate purchase price of $«Total_Price» (the “Purchase Price”), which amount is equal to the aggregate amount of the par value of the Restricted Stock.  Such payment of the Purchase Price shall be made to the Company within 30 days after the date hereof.

4.                                       Restricted Period.  Subject to Sections 7 and 8 below, the Award shall vest and restrictions shall lapse as to (i) 25% of the total number of shares of the Restricted Stock on, «VEST_DATE_1» (ii) 25% of the total number of shares of the Restricted Stock on «VEST_DATE_2»;  (iii) 25% of the total number of shares of the Restricted Stock on «VEST_DATE_3», and (iv) the final 25% of the total number of shares of the Restricted Stock on «VEST_DATE_4»; provided that Grantee has been continuously employed with the Company from the date hereof through each applicable vesting date (the “Restricted Period”). Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan.

5.                                       Rights of a Stockholder.  From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of the Grantee, the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including but not limited to the right to receive dividends, if applicable, and the right to vote such shares.

6.                                       Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Company’s Common Stock contemplated by Section 16(b) of the Plan, the Committee will make adjustments, if appropriate, in the number and kind of securities subject to the Award.  If any adjustment is made under Section 16(b) of the Plan, the restrictions applicable to the shares of Restricted Stock shall continue in effect with respect to any consideration or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Stock” shall include “Restricted Property,” unless the context otherwise requires) received in respect of such Restricted Stock.  Such Restricted Property shall vest at such times in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable.  To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 5 hereof), such cash shall be invested, pursuant to policies established by the Committee, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee, the earnings on which shall be added to and become a part of the Restricted Property.

7.                                       Effect of Cessation of Employment.

A.                                   Forfeiture After Certain Events.  Unless the Committee determines otherwise in its sole discretion, if the employment of the Grantee by the Company, a Parent or a Subsidiary shall terminate for any reason, whether with or without cause, voluntarily or involuntarily, any of the shares of the Restricted Stock that remain subject to the Restricted Period on the date of the Grantee’s termination of employment shall be forfeited.

B.                                     Return of Shares; Refund of Purchase Price.  Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Company, without any other action by the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be, and the Company shall refund the Purchase Price to the Grantee (or the Grantee’s beneficiary or personal representative); no additional consideration shall be paid by the Company with respect to such transfer.  No interest shall be credited with respect to nor shall any other adjustments be made to the Purchase Price for fluctuations in the fair market value of the Common Stock either before or after the transfer date.  The Company may exercise its powers under Section 10(D) hereof and take any other action necessary or advisable to evidence such transfer.  The Grantee, or the Grantee’s beneficiary or personal representative, as the case may be, shall deliver any additional documents of transfer that the Company may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Company.

8.                                       Change in Control.  As provided in Section 17 of the Plan, in the event of a Change in Control and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, the Restricted Period shall lapse with respect to all of the shares of Restricted Stock and shall thereon become fully vested.

9.                                       Restrictions on Transfer.  Prior to the lapse of the Restricted Period, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof or Restricted Property shall be sold, transferred, pledged, hypothecated or otherwise disposed of by the Grantee; provided, however, that such transfer restrictions shall not apply to (i) transfers to the Company or (ii) transfers by will or descent and distribution.  Grantee agrees that the Restricted Stock will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.

10.                                 Stock Certificates.

A.                                   Book Entry Form.  The Company shall, in its discretion, issue the shares of Restricted Stock subject to the Award either: (i) in certificate form as provided in Section 10(B) below; or (ii) in book entry form, registered in the name of the Grantee with notations regarding the applicable restrictions on transfer imposed under this Agreement.

B.                                     Certificates to be Held by Company; Legend.  Any certificates representing shares of Restricted Stock that may be delivered to the Grantee by the Company prior to the lapse of restrictions shall be immediately redelivered by the Grantee to the Company to be held by the Company until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder.  Such certificates shall bear the following legend:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Guess?, Inc.  A copy of such Agreement is on file in the office of the Secretary of Guess?, Inc.”

C.                                     Delivery of Shares Upon Lapse of Restricted Period.  Promptly after the lapse of the Restricted Period as to any shares of Restricted Stock pursuant to Section 4 and the satisfaction of any and all related tax withholding obligations pursuant to Section 11, the Company shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Grantee a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 11).  The Grantee (or the Beneficiary or Personal Representative of the Grantee in the event of the Grantee’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.  The shares so delivered shall no longer be restricted shares hereunder.

D.                                    Stock Power; Power of Attorney.  Concurrent with the execution and delivery of this Agreement, the Grantee shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Stock.  The Grantee, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its authorized representatives as the Grantee’s attorney(s) in fact to effect any transfer of unvested, forfeited shares (or shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

E.                                      Postponement of Issuance.  Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Common Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares.  The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

11.                                 Withholding of Tax.  The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, making of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or other event with respect to the Restricted Stock.  The Company may, in its sole discretion, withhold and/or reacquire a sufficient number of shares of Restricted Stock in connection with the vesting of such shares at their then Fair Market Value (determined either as of the date of such withholding or as of the immediately preceding trading day, as determined by the Company in its discretion) to satisfy the amount of any such withholding obligations that arise with respect to the vesting of such shares.  The Company may take such action(s) without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding and/or reacquiring such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations.  The Grantee shall have no discretion as to the satisfaction of tax withholding obligations in such manner.  If, however, the Grantee makes an election under Section 83(b) of the Code with respect to the Restricted Stock, if any other withholding event occurs with respect to the Restricted Stock other than the vesting of such stock, or if the Company for any reason does not satisfy the withholding obligations with respect to the vesting of the Restricted Stock as provided above in this Section 11, the Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

12.                                 Compliance.  Grantee hereby agrees to cooperate with the Company, regardless of Grantee’s employment status with the Company, to the extent necessary for the Company to comply with applicable state and federal laws and regulations relating to the Restricted Stock.

13.                                 Notices.  Any notice required or permitted under this Agreement shall be deemed given when personally delivered, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at the address on record with the Company or such other address as may be designated by Grantee in writing to the Company; or to the Company, Attention: Stock Plan Administration, 1444 South Alameda Street, Los Angeles, California 90021, or such other address as the Company may designate in writing to the Grantee.

14.                                 Failure to Enforce Not a Waiver.  The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

15.                                 Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to Delaware or other laws that might cause other law to govern under applicable principles of conflicts of law.  For purposes of litigating any dispute that arises under this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Los Angeles County, or the federal courts for the United States for the Central District of California, and no other courts, where this Agreement is made and/or to be performed.

16.                                 Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock awarded under the Plan or future restricted stock that may be awarded under the Plan by electronic means or request Grantee’s consent to participate in the Plan by electronic means.  Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.                                 Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18.                                 Amendments.  This Agreement may be amended or modified at any time by an instrument in writing signed by both parties.

19.                                 Agreement Not a Contract of Employment.  Neither the grant of the Restricted Stock, this Agreement nor any other action taken in connection herewith shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee is an employee of the Company or any subsidiary of the Company.

20.                                 Committee’s Powers.  No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Stock.

21.                                 Section 83(b) Election.  The Grantee hereby acknowledged that, with respect to the grant of the Restricted Stock, an election may be filed by the Grantee with the Internal Revenue Service, within 30 days, of the Date of Grant, electing pursuant to Section 83(b) of the Code, to be taxed currently on the fair market value of the Restricted Stock on the Date of Grant.

THE GRANTEE HEREBY ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE RESPONSIBILITY OF THE COMPANY TO TIMELY FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

22.                                 Termination of this Agreement.  Upon termination of this Agreement, all rights of the Grantee hereunder shall cease.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set his or her hand as of the date and year first above written.

GUESS?, INC.,
a Delaware corporation

By:

Print Name: Deborah Siegel

Its: Secretary

GRANTEE

Signature

«Name»
Print Name

«ID»
Employee ID

MARITAL STATUS

☐                      I AM NOT MARRIED.

☐                      I AM MARRIED AND HAVE INFORMED MY SPOUSE OF THIS EQUITY GRANT. (Please have your spouse sign the Consent of Spouse section below.)

GRANTEE

Signature

«NAME»
Print Name

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Agreement by Guess?, Inc., a Delaware corporation, I,                                                           , the spouse of the Grantee therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:

Signature of Spouse

Print Name

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement between Guess?, Inc., a Delaware corporation (the “Company”), and the individual named below (the “Individual”) dated as of                           ,               , the Individual hereby sells, assigns and transfers to the Company, an aggregate                              shares of Common Stock of the Company, standing in the Individual’s name on the books of the Company and, if such shares are in certificate form, represented by stock certificate number(s)                                                                                            to which this instrument is attached, and hereby irrevocably constitutes and appoints                                                                                      as his or her lawful attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.

Dated

Signature
«NAME»
Print Name

(Instruction: Please do not fill in any blanks other than the signature line.  The purpose of the assignment is to enable the Company to exercise its rights set forth in the Restricted Stock Agreement in connection with the forfeiture of any restricted shares subject thereto without requiring additional signatures on the part of the Individual.)

EXHIBIT B

Form of Restricted Stock Unit Agreement

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of «GRANT_DATE» (the “Date of Grant”), is entered into by and between GUESS?, INC., a Delaware corporation (the “Company”), and «Name» (the “Grantee”).

RECITALS

WHEREAS, the Company maintains the Guess?, Inc. 2004 Equity Incentive Plan (the “Plan”).

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has determined to grant a restricted stock unit award (the “Award”) to the Grantee under the Plan in order to increase Grantee’s participation in the success of the Company;

NOW, THEREFORE, in consideration of services rendered and to be rendered by the Grantee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties hereto agree as follows:

1.               Definitions; Incorporation of Plan Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.  The Award and all rights of the Grantee under this Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern.

2.               Grant of Restricted Stock Units.  Subject to the terms of this Agreement, the Company hereby grants to the Grantee a Restricted Stock Unit Award with respect to an aggregate of «Shares» stock units (subject to adjustment as provided in Section 16 of the Plan) (the “Stock Units”).  As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (subject to adjustment as provided in Section 16 of the Plan) solely for purposes of the Plan and this Agreement.  The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Grantee if such Stock Units vest pursuant to Section 3.  The Stock Units shall not be treated as property or as a trust fund of any kind.

3.               Vesting.  Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to twenty five percent (25%) of the total number of Stock Units (subject to adjustment under Section 16 of the Plan) on each «F8» of «VEST_DATE_1», «VEST_DATE_2», «VEST_DATE_3» and «VEST_DATE_4».  The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

4.               Acknowledgment of Nature of Plan and Stock Units.  In accepting the Award, Grantee acknowledges that:

(a)                                  the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

(b)                                 the Award of Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of stock units, or benefits in lieu of stock units even if stock units have been awarded repeatedly in the past;

(c)                                  all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d)                                 Grantee’s participation in the Plan is voluntary;

(e)                                  the Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to the Grantee’s actual employer, and the Stock Units are outside the scope of Grantee’s employment contract, if any;

(f)                                    the Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g)                                 neither the Award of Stock Units nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confers upon Grantee any right with respect to employment or continuation of current employment; neither shall the Award of Stock Units nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan constitute or be evidence of any agreement or understanding, express or implied, that the Grantee is an employee of the Company or any subsidiary of the Company; and, in the event that Grantee is not an employee of the Company or any Subsidiary of the Company, the Stock Units shall not be interpreted to form an employment contract or relationship with the Company or any Subsidiary of the Company;

(h)                                 the future value of the underlying shares is unknown and cannot be predicted with certainty;

(i)                                     if Grantee receives shares, the value of such shares acquired on vesting of the Stock Units may increase or decrease in value;

(j)                                     no claim or entitlement to compensation or damages arises from termination of the Stock Units, and no claim or entitlement to compensation or damages shall arise from any diminution in value of the Stock Units or shares received upon vesting of the Stock Units resulting from termination of the Grantee’s employment by the Company or the Grantee’s actual employer (for any reason whatsoever and whether or not in breach of local labor laws) and Grantee irrevocably releases the Company and the Grantee’s actual employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

(l)                                     the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Grantee’s participation in the Plan, or Grantee’s acquisition or sale of the underlying shares of Common Stock; and

(m)                               Grantee is hereby advised to consult with his or her own tax, legal and financial advisors regarding Grantee’s participation in the Plan before taking any action related to the Plan.

5.               Dividend and Voting Rights.

(a)                                  Limitations on Rights Associated with Stock Units.  The Grantee shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Grantee.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares of Common Stock, which form may be either: (i) in one or more stock certificates or (ii) in book entry, registered in the name of the Grantee.

(b)                                 Dividend Equivalent Rights Distributions.  If a cash dividend is paid with respect to Company Common Stock, the Grantee shall be credited as of the applicable dividend payment date with the total cash dividend the Grantee would have received had the Grantee’s unvested restricted Stock Units been actual Company Common Stock and such amounts shall become earned and payable in the same proportion and in the same manner as the related restricted Stock Units.

6.               Restrictions on Transfer.  Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

7.               Timing and Manner of Payment of Stock Units.  On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3 or Section 9, the Company shall deliver to the Grantee a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 8.  The Company’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Grantee or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Company any representations or other documents or assurances required pursuant to Section 19(g) of the Plan.  The Grantee shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

8.               Effect of Cessation of Employment.  Unless the Committee determines otherwise in its sole discretion, if the employment of the Grantee by the Company, a Parent or a Subsidiary shall terminate for any reason, whether with or without cause, voluntarily or involuntarily, the Grantee’s Stock Units shall terminate to the extent such units have not become vested prior to the first date the Grantee is no longer employed by the Corporation or one of its Subsidiaries.  If the Grantee is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Grantee for purposes of this Agreement, unless the Grantee otherwise continues to be employed by the Company or another of its Subsidiaries following such event.  If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be.

9.               Change in Control.  As provided in Section 17 of the Plan, in the event of a Change in Control and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, all of the Stock Units shall thereon become fully vested and payable to the Grantee.

10.         Responsibility for Taxes.  Regardless of any action the Company or Grantee’s actual employer takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by Grantee is and remains Grantee’s responsibility and that the Company and/or the Grantee’s actual employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Units, including the grant of the Stock Units, the vesting of the Stock Units, the conversion of the Stock Units into shares or the receipt of an equivalent cash payment, the subsequent sale of any shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.

Prior to the issuance of shares upon vesting of Stock Units or the receipt of an equivalent cash payment, Grantee shall pay, or make adequate arrangements satisfactory to the Company or to the Grantee’s actual employer (in their sole discretion) to satisfy all withholding and payment on account obligations of the Company and/or the Grantee’s actual employer.  In this regard, Grantee authorizes the Company or the Grantee’s actual employer to withhold all applicable Tax-Related Items legally payable by Grantee from Grantee’s wages or other cash compensation payable to Grantee by the Company or the Grantee’s actual employer or from any equivalent cash payment received upon vesting of the Stock Units.  Alternatively, or in addition, if permissible under local law, the Company or the Grantee’s actual employer may, in their sole discretion, (i) sell or arrange for the sale of shares to be issued on the vesting of Stock Units to satisfy the withholding or payment on account obligation, and/or (ii) withhold in shares, provided that the Company and the Grantee’s actual employer shall withhold only the amount of shares necessary to satisfy the minimum withholding amount.    If the Company or the Grantee’s actual employer satisfies the obligation for Tax-Related Items by withholding a number of whole shares of Common Stock as described herein, the Grantee is deemed to have been issued the full number of shares of Common Stock subject to the Stock Units, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items due as a result of the vesting of the Stock Units.  Grantee shall pay to the Company or to the Grantee’s actual employer any amount of Tax-Related Items that the Company or the Grantee’s actual employer may be required to withhold as a result of Grantee’s receipt of the Stock Units, the vesting of the Stock Units, the receipt of an equivalent cash payment, or the conversion of vested Stock Units to shares that cannot be satisfied by the means previously described.  The Company may refuse to deliver shares to Grantee if Grantee fails to comply with Grantee’s obligation in connection with the Tax-Related Items as described herein.

11.         Data Privacy Notice and Consent.  Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee’s personal data as described in this Agreement by and among, as applicable, Grantee’s employer, the Company, its Subsidiaries and its affiliates for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.

Grantee understands that the Company and Grantee’s employer may hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Stock Units or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Grantee’s country, or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Grantee’s country.  Grantee understands that Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting Grantee’s local human resources representative.  Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares received upon vesting of the Stock Units may be deposited.  Grantee understands that Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan.  Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Grantee’s local human resources representative.  Grantee understands that refusal or withdrawal of consent may affect his or her ability to participate in the Plan.  For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he or she may contact his or her local human resources representative.

12.         Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Stock Units awarded under the Plan or future stock units that may be awarded under the Plan by electronic means or request Grantee’s consent to participate in the Plan by electronic means.  Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.         Language.  If Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.

14.         Compliance.  Grantee hereby agrees to cooperate with the Company, regardless of Grantee’s employment status with the Company, to the extent necessary for the Company to comply with applicable state and federal laws and regulations relating to the Stock Units.

15.         Notices.  Any notice required or permitted under this Agreement shall be deemed given when personally delivered, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at the address on record with the Company or such other address as may be designated by Grantee in writing to the Company; or to the Company, Attention: Stock Plan Administration, 1444 South Alameda Street, Los Angeles, California 90021, or such other address as the Company may designate in writing to the Grantee.

16.         Failure to Enforce Not a Waiver.  The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

17.         Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to Delaware or other laws that might cause other law to govern under applicable principles of conflicts of law.  For purposes of litigating any dispute that arises under this Award of Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Los Angeles County, or the federal courts for the United States for the Central District of California, and no other courts, where this Award of Stock Units is made and/or to be performed.

18.         Amendments.  This Agreement may be amended or modified at any time by an instrument in writing signed by both parties.

19.         Committee’s Powers.  No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Stock Units.

20.         Termination of this Agreement.  Upon termination of this Agreement, all rights of the Grantee hereunder shall cease.

21.         Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

22.         Construction.  It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code.  The Agreement shall be construed and interpreted consistent with that intent.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set his or her hand as of the date and year first above written.

GUESS?, INC.,

a Delaware corporation

By:

Print Name: Deborah Siegel

Its: Secretary

GRANTEE

Signature

«Name»
Print Name

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Unit Award Agreement by Guess?, Inc., a Delaware corporation, I,                                                           , the spouse of the Grantee therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Unit Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:

Signature of Spouse

Print Name

EXHIBIT C

Form of Nonqualified Stock Option Agreement

GUESS?, INC.
2004 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) dated «OPTION_DATE» by and between Guess?, Inc., a Delaware corporation (the “Company”), and «Name» (the “Grantee”) evidences the nonqualified stock option (the “Option”) granted by the Company to the Grantee as to the number of shares of the Company’s Common Stock first set forth below.

Number of Shares of Common Stock:(1)   «SHARES»                                                                  Award Date:  «AWARD_DATE»

Exercise Price per Share:(1)      $«PRICE»    Expiration Date:(1),(2) «EXPIRE_DATE_1»

Award Number:      «NUM»

Vesting(1),(2)  The Option shall become vested as to 25% of the total number of shares of Common Stock subject to the Option on «Vest_Start_Date» of «VEST_DATE_1», «VEST_DATE_2», «VEST_DATE_3» and «VEST_DATE_4».

The Option is granted under the Guess?, Inc. 2004 Equity Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Nonqualified Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan.  The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee.  Capitalized terms are defined in the Plan if not defined herein.  The parties agree to the terms of the Option set forth herein.  The Grantee acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

“GRANTEE”	GUESS?, INC.
a Delaware corporation

Signature	By:

«Name»
Print Name	Print Name: Deborah Siegel

«ID»	Title: Secretary
Employee ID#

☐           I AM NOT MARRIED. (If married, please have your spouse sign below.)

CONSENT OF SPOUSE

In consideration of the Company’s execution of this Option Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

(1)                        Subject to adjustment under Section 16 of the Plan.

(2)                        Subject to early termination if the Grantee’s employment terminates.  See Sections 4, 6 and 7 of the Terms and Sections 14, 16 and 17 of the Plan for additional details regarding possible adjustments and acceleration of vesting in connection with a Change in Control of the Company.

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.              Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement.  The Option may be exercised only to the extent the Option is vested and exercisable.

•                  Cumulative Exercisability.  To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•                  No Fractional Shares.  Fractional share interests shall be disregarded, but may be cumulated.

•                  Minimum Exercise.  No fewer than 100(1) shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•                  Nonqualified Stock Option.  The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

2.              Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Company or any Subsidiary or interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service.

3.              Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Company (or such other person as the Committee may require pursuant to such administrative exercise procedures as the Committee may implement from time to time) of:

•                  a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Committee may require from time to time,

•                  payment in full for the Exercise Price of the shares to be purchased (a) in cash, cashier’s or bank check to the Company, or (b) (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Committee may adopt as to any non-cash payment) in shares of Common Stock already owned by the Grantee, valued at their Fair Market Value on the exercise date, provided, however, that any shares initially acquired upon exercise of a stock option or otherwise from the Company must have been owned by the Grantee for at least six (6) months before the date of such exercise, or (c) through a “cashless exercise” procedure by notice and third party payment in such manner as may be authorized by the Committee pursuant to Section 8(f) of the Plan;

•                  any written statements or agreements required pursuant to Section 19(g) of the Plan; and

•                  satisfaction of the tax withholding provisions of Section 19(a) of the Plan.

4.              Termination of Option upon a Termination of Grantee’s Employment or Services.

Subject to earlier termination on the Expiration Date of the Option and subject to any applicable provision of a valid employment agreement between the Company and Participant, if the Grantee ceases to be employed by or ceases to provide services to the Company or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Company or a Subsidiary is referred to as the Grantee’s “Severance Date”):

•                  if the Grantee’s employment by the Company or a Subsidiary terminates due to his or her death, Disability or Retirement, then (a) the Grantee, his or her personal representative or beneficiary will have twelve (12) months from the Severance Date to exercise the Option (or any portion thereof) to the extent that it was exercisable on the Severance Date; provided that if the Grantee’s employment terminates as a result of Disability or Retirement and he or she dies during such 12-month period, his or her beneficiary will have one year from the date of the Grantee’s death to exercise the Option (or any portion thereof) to the extent it was vested on the Grantee’s Severance Date, (b) the Option, to the extent not exercisable on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date (or, if applicable, the 12-month period following the Grantee’s subsequent death) and not exercised during such period, shall terminate at the close of business on the last day of such 12-month period.

•                  if the Grantee’s employment by the Company or a Subsidiary terminates for any reason other than his or her death, Retirement or Disability, then (a) the Grantee will have sixty (60) days from the Severance Date to exercise the Option (or portion thereof) to the extent that it was exercisable on the Grantee’s Severance Date (b) the Option, to the extent not exercisable on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the sixty (60) day period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 60-day period.

In all events the Option is subject to earlier termination on the Expiration Date of the Option.  The Committee shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement.

5.              Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 15 of the Plan.

6.              Adjustments Upon Changes in Capitalization.

As provided in Section 16(b) of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares, the Committee shall, in such manner, to such extent (if any) and at such times as it deems necessary make adjustments in the number of shares subject to the Option and the Exercise Price and the securities deliverable upon exercise of the Option and such other adjustments, consistent with the foregoing, as it deems appropriate.  All rights of the Grantee hereunder are subject to such adjustments and other provisions of the Plan.

7.              Change in Control.

As provided in Section 17 of the Plan, in the event of a Change in Control and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (a) the Option shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, and (b) in the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company (i) is not the surviving corporation (the “Surviving Entity”) or (ii) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, the Option, to the extent not exercised, (a “Predecessor Option”) will be converted into an option (a “Substitute Option”) to acquire common stock of the Surviving Entity or its Parent which Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise price subject thereto.

8.              Notices.

Any notice required or permitted under this Option Agreement shall be deemed given when personally delivered, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at the address on record with the Company or such other address as may be designated by Grantee in writing to the Company; or to the Company, Attention: Stock Plan Administration, 1444 South Alameda Street, Los Angeles, California 90021, or such other address as the Company may designate in writing to the Grantee.  Any such notice shall be given only when received, but if the Grantee is no longer employed by the Company or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 8.

9.              Plan.

The Option and all rights of the Grantee under this Option Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Grantee agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms).  The Grantee acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Option Agreement.  Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

10.       Entire Agreement.

This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Option Agreement may be amended pursuant to Section 18 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

11.       Governing Law.

This Option Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to Delaware or other laws that might cause other law to govern under applicable principles of conflicts of law.  For purposes of litigating any dispute that arises under this Option Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Los Angeles County, or the federal courts for the United States for the Central District of California, and no other courts, where this Option Agreement is made and/or to be performed.

12.       Effect of this Agreement.

This Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.

13.       Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.                               Electronic Delivery.

The Company may, in its sole discretion, decide to deliver any documents related to the Stock Units awarded under the Plan or future stock units that may be awarded under the Plan by electronic means or request Grantee’s consent to participate in the Plan by electronic means.  Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.                               Severability.

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16.                               Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

End of Document